EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following subsidiaries of Helen of Troy Limited are as of February 28, 2025 and are all, directly or indirectly, wholly-owned by Helen of Troy Limited.

Name	Incorporation	Doing Business as
B&W Enterprises Limited	British Virgin Islands	Same Name
Drybar Products LLC	Delaware	Same Name
Helen of Troy Canada, Inc.	Nevada	Same Name
Helen of Troy (Cayman) Limited	Cayman Islands	Same Name
Helen of Troy Chile S.A.	Chile	Same Name
Helen of Troy Consulting (Shenzhen) Company Limited	China	Same Name
Helen of Troy Consulting Vietnam	Vietnam	Same Name
Helen of Troy de Mexico S. de R.L. de C.V.	Mexico	Same Name
Helen of Troy Holding B.V.	Netherlands	Same Name
Helen of Troy Insurance Limited	Cayman Islands	Same Name
Helen of Troy Limited	Barbados	Same Name
Helen of Troy L.P.	Texas	Same Name and Belson Products
Helen of Troy Macao Limited	Macau	Same Name
Helen of Troy Middle East Services FZ – LLC	Dubai	Same Name
Helen of Troy Nevada Corporation	Nevada	Same Name
Helen of Troy Services Limited	Hong Kong	Same Name
Helen of Troy Texas Corporation	Texas	Same Name
H.O.T. Cayman Holding	Cayman Islands	Same Name
HOT (Jamaica) Limited	Jamaica	Same Name
HOT Latin America, LLC	Nevada	Same Name
HOT Nevada, Inc.	Nevada	Same Name
HOT Switzerland Services Sarl	Switzerland	Same Name
HOT (UK) Limited	England & Wales	Same Name
Idelle Labs, Ltd.	Texas	Same Name
Kaz Canada, Inc.	Massachusetts	Same Name
Kaz Europe Sarl	Switzerland	Same Name
Kaz (Far East) Limited	Hong Kong	Same Name
Kaz France SAS	France	Same Name
Kaz Hausgeraete GesmbH	Austria	Same Name
Kaz Hausgeraete GmbH	Germany	Same Name
Kaz, Inc.	New York	Same Name
Kaz USA, Inc.	Massachusetts	Same Name
Olive & June, LLC	Delaware	Same Name
OJCO, LLC	California	Same Name
OJIP, LLC	California	Same Name
OJP, LLC	California	Same Name
Osprey Child Safety Products, LLC	Colorado	Same Name
Osprey Europe B.V.	Netherlands	Same Name
Osprey Europe Limited	England and Wales	Same Name

Osprey Packs, Inc.	Colorado	Same Name
Osprey Packs Vietnam Company Limited	Vietnam	Same Name
Osprey Properties, LLC	Colorado	Same Name
Osprey Properties II, LLC	Colorado	Same Name
OXO International, Inc.	Nevada	Same Name
OXO International, Ltd.	Texas	Same Name
Pur Water Purification Products, Inc.	Nevada	Same Name
Recipe Products Ltd	England and Wales	Same Name and Curlsmith
Recipe Products Ltd USA	Delaware	Same Name
Steel Technology, LLC	Oregon	Same Name and Hydro Flask